Exhibit 4.05



                        TRUST AGREEMENT
                OF ENTERGY GULF STATES CAPITAL I



           This TRUST AGREEMENT of Entergy Gulf States Capital  I

(the  "Trust"), dated as of December 2, 1996, among  (i)  Entergy

Gulf  States,  Inc., a Texas corporation (the "Depositor"),  (ii)

The  Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee of the Trust, (iii) The

Bank of New York (Delaware), a Delaware banking corporation,  not in  its  individual capacity but solely as trustee of the  Trust,

and  (iv)  William J. Regan, Jr., an individual employed  by  the

Depositor,  not in his individual capacity but solely as  trustee of  the  Trust (each of such trustees in (ii), (iii) and  (iv)  a

"Trustee"  and collectively, the "Trustees").  The Depositor  and the Trustees hereby agree as follows:

          I.        The trust created hereby shall be known as "Entergy

Gulf  States  Capital  I", in which name  the  Trustees,  or  the

Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          II.  2.        The Depositor hereby assigns, transfers, conveys

and  sets  over  to  the Trustees the sum of $10.   The  Trustees

hereby  acknowledge  receipt of such amount  in  trust  from  the

Depositor,  which  amount  shall  constitute  the  initial  trust

estate.   The  Trustees hereby declare that they  will  hold  the

trust estate in trust for the Depositor.  It is the intention  of the  parties  hereto that the Trust created hereby  constitute  a business trust under Chapter 38 of Title 12 of the Delaware Code,

12  Del.  C.  3801 et seq. (the "Business Trust Act"),  and  that this  document constitutes the governing instrument of the Trust.

The  Trustees are hereby authorized and directed to  execute  and file  a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

3.        The Depositor and the Trustees will enter into an

amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created

hereby and the issuance of the Preferred Securities and Common

Securities referred to therein.  Prior to the execution and

delivery of such amended and restated Trust Agreement, the

Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals

required by applicable law or otherwise.

4.        The Depositor and the Trustees hereby authorize and

direct the Depositor (i) to file with the Securities and Exchange

Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933

Act Registration Statement"), including any pre-effective or post-

effective amendments to the 1933 Act Registration Statement,

relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A

(the "1934 Act Registration Statement") (including all pre-

effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under

Section 12(b) of the Securities Exchange Act of 1934, as amended;

(ii) to file with the New York Stock Exchange (the "Exchange")

and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the

Preferred Securities to be listed on the Exchange and (iii) to file and execute on behalf of the Trust such applications,

reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred

Securities under the securities or "Blue Sky" laws of such

jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable.  In the event that any filing referred to in clauses (i) and (ii) above is required by the rules and

regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his

capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing,

it being understood that [The Bank of New York and The Bank of

New York (Delaware)], in their capacities as Trustees of the

Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New

York Stock Exchange or state securities or blue sky laws.  In connection with all of the foregoing, the Depositor and each

Trustee, solely in its or his capacity as Trustee of the Trust,

hereby constitutes and appoints William J. Regan, Jr., Steve

McNeal and Frank Williford and each of them, as its or his true and lawful attorneys-in-fact and agents, with full power of

substitution and resubstitution, for the Depositor or such

Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments

(including post-effective amendments) to the 1933 Act

Registration Statement and the 1934 Act Registration Statement

and to file the same, with all exhibits thereto, and other

documents in connection therewith and in connection with the filing of the 1933 Act Registration Statement and the 1934 Act

Registration Statement, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-

in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5.        This Trust Agreement may be executed in one or more

counterparts.

6.        The number of Trustees initially shall be three (3) and

thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the

Depositor which may increase or decrease the number of Trustees;

provided, however, that to the extent required by the Business

Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware, or, if not a natural person,

an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable

Delaware law.  Subject to the foregoing, the Depositor is

entitled to appoint or remove without cause any Trustee at any time.  The Trustees may resign upon thirty days prior notice to

Depositor.

7.        This Trust Agreement shall be governed by, and

construed in accordance with, the laws of the State of Delaware

(without regard to conflict of laws principles).


          IN WITNESS WHEREOF, the parties hereto have caused this

Trust  Agreement to be duly executed as of the day and year first above written.



                              ENTERGY GULF STATES, INC.,
                                   as Depositor


                              By:___________________________________
                                 Name:  _________________________
                                 Title: __________________________


                              THE BANK OF NEW YORK, not in its
                                   individual capacity but solely
                                   as Trustee


                              By:___________________________________
                                 Name: _________________________
                                 Title:__________________________


                              THE BANK OF NEW YORK,
                                   (DELAWARE), not in its
                                   individual capacity but
                                   solely as Trustee


                              By:___________________________________
                                 Name:__________________________
                                 Title: __________________________


                               William J. Regan, Jr., not in his individual
                                   capacity but solely as Trustee

                               By:___________________________________